UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2012

Stoneridge, Inc.

(Exact name of registrant as specified in its charter)

Ohio	001-13337	34-1598949
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9400 East Market Street
Warren, Ohio	44484
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 856-2443

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders on May 7, 2012 (the “Annual Meeting”). The following matters were voted on by shareholders at the Company’s Annual Meeting:

  The seven nominees for election to the Board of Directors were elected, each for a one-year term, based upon the following votes:

Nominee	For	Withheld	Broker Non-Votes
John C. Corey	22,941,683	33,155	2,964,152
Jeffrey P. Draime	22,751,932	222,906	2,964,152
Douglas C. Jacobs	22,702,297	272,541	2,964,152
Ira C. Kaplan	22,942,898	31,940	2,964,152
Kim Korth	22,781,222	193,616	2,964,152
William M. Lasky	22,809,078	165,760	2,964,152
Paul J. Schlather	22,942,898	31,940	2,964,152

  The proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2012 was approved based on the following votes:

For	Against	Abstain	Broker Non-Votes
25,521,117	416,682	1,191	-

  The 2011 compensation paid to the Company’s Named Executive Officers was approved based on the following advisory non-binding votes:

For	Against	Abstain	Broker Non-Votes
21,667,767	432,747	874,324	2,964,152

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stoneridge, Inc.

Date: May 9, 2012	/s/ George E. Strickler
George E. Strickler, Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)